ARTICLES/CERTIFICATE OF CORRECTION

This correction by the undersigned corporation, limited liability company, or out-of-state financial institution is submitted pursuant to article 1302-7.01, Texas Miscellaneous Corporation Laws Act. In the case of a limited partnership, this certificate of correction is made pursuant to section 2.13, Texas Revised
Limited Partnership Act. The undersigned entity seeks to correct a document which is an inaccurate record of the entity action, contains an inaccurate or erroneous statement, or was defectively or erroneously executed, sealed, acknowledged or verified, and for this purpose states the following.

                                   ARTICLE ONE

The name of the entity is RTIN HOLDINGS, INC.

                                   ARTICLE TWO

The document to be corrected is the First Amended and Restated Articles of Incorporation that was filed in the Office of the Secretary of State on December
10, 2001.

                                  ARTICLE THREE

The inaccuracy, error, or defect to be corrected is:

1.   (a) the aggregate  number of shares the Corporation is authorized to issue,
     (b) the par value of the common stock, (c) the aggregate number of shares of preferred stock, and (d) the par value of the preferred stock set forth in the second paragraph of Article I, Section A.2;


2. the number of shares entitled to vote and the number of shares voted for and against the amendments to the Articles of Incorporation in Article I, Section C;

3.   the stated capital in Article I, Section E; and

4.   (a) the aggregate  number of shares the Corporation is authorized to issue,
     (b) the aggregate number of shares of preferred stock, and (c) the par value of the preferred stock set forth in Article III.

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                                  ARTICLE FOUR

As corrected,  the  inaccurate,  erroneous,  or defective  sections of the First
Amended and Restated Articles of Incorporation read as follows:

The second paragraph of Article I, Section A.2. reads as follows in its entirety:

     The aggregate  number of shares which the Corporation  shall have authority
     to  issue  is  thirty-five  million  (35,000,000)  shares,   consisting  of
     twenty-five  million  (25,000,000)  shares of Common Stock, par value $0.01 per share,  and ten million  (I0,000,000)  shares of Preferred  Stock,  par value $.10 per share.  A description  of the different  classes of stock of the  Corporation  and a  statement  of the  designations  and  the  powers, preferences and rights, and the qualifications, limitations or restrictions thereof, in respect of each class of such stock are as follows:

Article I, Section C. reads as follows in its entirety:

     The number of shares outstanding, the number of shares entitled to vote, and the number of shares voted for and against the foregoing amendments by each class of outstanding security is:

                                      Number of Common Shares:
                              ---------------------------------------------------------
                                              Entitled to      Voting         Voting
                              Outstanding        Vote           For           Against
                              ------------   ------------   ------------   ------------
     Change of Name            50,000,000     50,000,000     46,690,000          85,000
     Reverse Split             50,000,000     50,000,000     35,280,000      11,495,000
     Increase in Capital       50,000,000     50,000,000     35,095,000      11,680,000

                                          Number of Preferred Shares, Series B:
                              ---------------------------------------------------------
                                              Entitled to      Voting        Voting
                              Outstanding        Vote           For          Against
                              ------------   ------------   ------------   ------------
     Change of Name             1,000,000      1,000,000      1,000,000          0
     Reverse Split              1,000,000      1,000,000      1,000,000          0
     Increase in Capital        1,000,000      1,000,000      1,000,000          0

Article I, Section E. reads as follows in its entirety:

     The stated capital of the Corporation is decreased from $1,500,000 to $1,250,000 as a result of this amendment.

The second paragraph of Article Four set forth in Article III reads as follows in its entirety:

     The aggregate number of shares which the Corporation shall have authority to issue is thirty-five million (35,000,000) shares, consisting of twenty-five million (25,000,000)shares of Common Stock, par value $0.01 per

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     share,  and ten million  (10,000,000)  shares of Preferred Stock, par value
     $.10 per share. A description of the different classes of stock of the Corporation and a statement of the designations and the powers, preferences and rights, and the qualifications, limitations or restrictions thereof, in respect of each class of such stock are as follows:


RTIN HOLD

By. /s/ Curtis A. Swanson
   ------------------------
Curtis A. Swanson President